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                                                                     EXHIBIT 4.1









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                             PARKER DRILLING COMPANY
                            and Subsidiary Guarantors

                          9 3/4% SENIOR NOTES DUE 2006

                                 ---------------

                          FIRST SUPPLEMENTAL INDENTURE

                             Dated as of May 3, 2000

             Supplementing the Indenture dated as of March 11, 1998

                                 ---------------

                   CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
                                   as Trustee




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                          FIRST SUPPLEMENTAL INDENTURE


         This First Supplemental Indenture dated and effective as of May 3, 2000 (the "First Supplemental Indenture") is made and entered into by and among Parker Drilling Company, a Delaware corporation (the "Company"), and Parker Drilling Offshore International, Inc., a Cayman Islands corporation and Parker Drilling Offshore Corporation, a Texas corporation which are wholly-owned indirectly by the Company, the "New Guarantors", and Chase Bank of Texas, National Association, a national banking association, as Trustee (the "Trustee").

                  RECITALS OF THE COMPANY AND THE NEW GUARANTOR

         WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have executed and delivered an Indenture dated as of March 11, 1998 by and among the Company, the Trustee and the Subsidiary Guarantors, (the "1998 Indenture") providing for the issuance by the Company of $150,000,000 in aggregate principal amount of the Company's 9 3/4% Senior Notes due 2006 (the "Notes") and pursuant to which the Subsidiary Guarantors have agreed, jointly and severally, to unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Notes and all other amounts due and payable under the 1998 Indenture and the Notes by the Company (the "Indenture Obligations");

         WHEREAS, Section 9.01(a)(vi) of the 1998 Indenture provides that under certain conditions the Company and the Trustee may, without the consent of any Holder of a Note, amend or supplement the 1998 Indenture to add any Restricted Subsidiary as an additional Subsidiary Guarantor as provided in Section 10.02 of the 1998 Indenture or to evidence the succession of another Person to any Subsidiary Guarantor pursuant to Section 10.04 of the 1998 Indenture and the assumption by any such successor of the covenants and agreements of such Subsidiary Guarantor contained in the 1998 Indenture and in the Subsidiary Guarantee of such Subsidiary Guarantor and to release a Subsidiary Guarantor from its obligations under this Indenture and its Subsidiary Guarantee pursuant to Section 10.05 hereof;

         WHEREAS, the Company has determined that the New Guarantors are required to be added as Subsidiary Guarantors pursuant to Section 10.02 of the 1998 Indenture as a result of the transfer of certain assets from one Subsidiary Guarantor to the New Guarantors;

         WHEREAS, Section 10.02 of the 1998 Indenture provides that as a result of said actions the following is required: (i) the execution and delivery by the New Guarantors of this First Supplemental Indenture whereby the New Guarantors agree to be bound by the terms of the 1998 Indenture as applicable to a Subsidiary Guarantor; and (ii) the execution of a Subsidiary Guarantee of the Notes by the New Guarantors; and

         WHEREAS, the execution and delivery of this First Supplemental Indenture has been duly authorized by a Board Resolution of the respective Boards of the Company and each of the New Guarantors; and

         WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture valid and binding upon the Company and the New Guarantors, and enforceable against the Company and the New Guarantors in accordance with its terms, have been performed and fulfilled;

         NOW, THEREFORE, in consideration of the above premises, the parties hereto mutually covenant and agree for the equal and ratable benefit of the respective Holders of the Notes, as follows:


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                                    ARTICLE I

                              ADDITIONAL GUARANTOR

         Section 1.1. Addition of Guarantors. The New Guarantors, by execution and delivery of this First Supplemental Indenture, hereby agree to be bound by the terms of the Indenture as a Subsidiary Guarantor.

         Section 1.2. Guarantee of Each Subsidiary Guarantor. Attached as Exhibit A-1 and A-2 and incorporated here by reference, are the notations of Subsidiary Guarantees of each New Guarantor in the form prescribed in the 1998 Indenture, by which the New Guarantor agrees to guarantee the obligations of the Company, in accordance with the terms set out in such notation of Subsidiary Guarantee.

                                   ARTICLE II

                    PARTICULAR REPRESENTATIONS AND COVENANTS

         Section 2.1. Authority. The Company is duly authorized by a resolution of its Board of Directors to execute and deliver this First Supplemental Indenture, and all corporate action on its part required for the execution and delivery of this First Supplemental Indenture has been duly and effectively taken.

         Section 2.2. Correctness of Recitals. The Company represents and warrants that all recitals and statements in this First Supplemental Indenture are true and correct.

                                   ARTICLE III

                             CONCERNING THE TRUSTEE

         Section 3.1 Acceptance of Trusts. The Trustee accepts the trusts hereunder and agrees to perform same, but only upon the terms and conditions set forth in the Indenture.

         Section 3.2 Responsibility for Recitals. The recitals and statements contained in this First Supplemental Indenture shall be taken as recitals and statements of the Company, and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture, except that the Trustee is duly authorized to deliver it.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

         Section 4.1 Relation to the 1998 Indenture. This First Supplemental Indenture shall become effective immediately upon execution and delivery. All terms and conditions in it shall form a part of the 1998 Indenture as fully and with the same effect as if all such terms and conditions had been set forth in the 1998 Indenture. The 1998 Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with its terms, as supplemented by this First Supplemental Indenture. The 1998 Indenture and the First Supplemental Indenture shall be read, taken and construed together as one instrument. Capitalized terms used but not defined in this First Supplemental Indenture have the meaning ascribed to such terms in the 1998 Indenture.


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         Section 4.2 Execution in Counterparts. This First Supplemental
Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

         Section 4.3 Governing Law. The internal laws of the State of New York shall govern and be used to construe this First Supplemental Indenture and the new notations of Subsidiary Guarantees executed and delivered pursuant to it.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.

                                    PARKER DRILLING COMPANY


                                    By:
                                       -----------------------------------------
                                    Name:   James J. Davis
                                    Title:  Sr. Vice President-Finance and
                                            Chief Financial Officer


                                    PARKER DRILLING OFFSHORE INTERNATIONAL, INC.


                                    By:
                                       -----------------------------------------
                                    Name:   John R. Gass
                                    Title:  President


                                    PARKER DRILLING OFFSHORE CORPORATION


                                    By:
                                       -----------------------------------------
                                    Name:   Thomas L. Wingerter
                                    Title:  President


                                    CHASE BANK OF TEXAS, NATIONAL ASSOCIATION


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:


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